    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 2000
                                                        REGISTRATION NO. 333-[ ]

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                      LIBERTY SATELLITE & TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                             84-1299995
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                            -------------------------

                             7600 EAST ORCHARD ROAD
                                 SUITE 330-SOUTH
                               ENGLEWOOD, CO 80111
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                            -------------------------

                    AMENDED AND RESTATED LIBERTY SATELLITE &
                   TECHNOLOGY, INC. 1996 STOCK INCENTIVE PLAN

                   (FORMERLY TCI SATELLITE ENTERTAINMENT, INC.
                           1996 STOCK INCENTIVE PLAN)
                              (FULL TITLE OF PLAN)

                            -------------------------

                                  CARL E. VOGEL
                      LIBERTY SATELLITE & TECHNOLOGY, INC.
                             7600 EAST ORCHARD ROAD
                                 SUITE 330-SOUTH
                               ENGLEWOOD, CO 80111
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (303) 268-5440
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

                                   COPIES TO:
                                  MARC A. LEAF
                               BAKER BOTTS L.L.P.
                              599 LEXINGTON AVENUE
                             NEW YORK, NY 10022-6030

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed maximum          Proposed maximum             Amount of
    Title of securities           Amount to be       offering price per        aggregate offering          registration
     to be registered            registered(1)            share(2)                  price(2)                    fee
-------------------------------------------------------------------------------------------------------------------------
Series A Common Stock,          2,000,000 shares(3)       $5.156                 $10,312,000                  $2,722
par value $1.00 per share

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Act"), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated Liberty Satellite & Technology, Inc. 1996 Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Act, on the basis of the average of the bid and asked prices of the Series A Common Stock on the OTC Bulletin Board on October 26, 2000.

(3) 2,000,000 shares of Series A Common Stock are being registered hereby, which represent the number of additional shares which may be issued as awards or in respect of awards granted pursuant to the Amended and Restated Liberty Satellite & Technology, Inc. 1996 Stock Incentive Plan.

                                EXPLANATORY NOTE

     Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-18167) previously filed by the Registrant with the Securities and Exchange Commission on December 18, 1996.

ITEM 8. EXHIBITS.

Exhibit No.    Description
-----------    -----------
     5         Opinion of Baker Botts L.L.P. as to the validity of the issuance of the securities being registered.

    23.1       Consent of KPMG LLP, independent auditors.

    23.2       Consent of Baker Botts L.L.P. (contained in Exhibit 5 hereto).

    24         Power of Attorney (contained in signature page).

    99         Amended and Restated Liberty Satellite & Technology, Inc. 1996
               Stock Incentive Plan.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on


October 27, 2000                       LIBERTY SATELLITE & TECHNOLOGY, INC.

                                       By: /s/ Kenneth G. Carroll
                                           -------------------------------
                                           Name:  Kenneth G. Carroll
                                           Title: Senior Vice President
                                                  Chief Financial Officer and
                                                  Treasurer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl E. Vogel and Kenneth G. Carroll, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

SIGNATURE                    TITLE                              DATE

/s/Alan M. Angelich
----------------------
Alan M. Angelich             Director                           October 27, 2000


/s/ Robert R. Bennett
----------------------
Robert R. Bennett            Director                           October 27, 2000


/s/ William H. Berkman
----------------------
William H. Berkman           Director                           October 27, 2000


/s/ John W. Goddard
----------------------
John W. Goddard              Director                           October 27, 2000


/s/ J. Curt Hockemeier
----------------------
J. Curt Hockemeier           Director                           October 27, 2000


/s/ Gary S. Howard
----------------------
Gary S. Howard               Director and Chairman of           October 27, 2000
                             the Board


/s/ Carl E. Vogel
----------------------
Carl E. Vogel                Director, President and            October 27, 2000
                             Chief Executive Officer
                             (Principal Executive Officer)


/s/ Kenneth G. Carroll
----------------------
Kenneth G. Carroll           Senior Vice President, Chief       October 27, 2000
                             Financial Officer and Treasurer
                             (Principal Financial Officer)


/s/ Mark E. Burton
----------------------
Mark E. Burton               Vice President of Finance          October 27, 2000
                             (Principal Accounting Officer)

                                  EXHIBIT INDEX

Exhibit No.         Description
-----------         -----------
     5              Opinion of Baker Botts L.L.P. as to the validity of the
                    issuance of the securities being registered.

    23.1            Consent of KPMG LLP, independent auditors.

    23.2            Consent of Baker Botts L.L.P. (contained in Exhibit 5 hereto).

    24              Power of Attorney (contained in signature page).

    99              Amended and Restated Liberty Satellite & Technology, Inc.
                    1996 Stock Incentive Plan.